UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 27, 2011 (October 27, 2011)
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NATIONAL FINANCIAL PARTNERS CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Madison Avenue, 20th Floor New York, New York		10173
(Address of principal executive offices)		(Zip Code)

(212) 301-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 27, 2011, National Financial Partners Corp. (the “Company”) issued (i) a press release containing financial information for the Company for the quarterly period ended September 30, 2011, a copy of which is attached hereto as Exhibit 99.1, and (ii) the Quarterly Financial Supplement for the period ended September 30, 2011, a copy of which is attached hereto as Exhibit 99.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On October 27, 2011, the Board of Directors (the “Board”) of the Company elected Patrick S. Baird as a director of the Company, effective immediately.  Mr. Baird will stand for re-election at the Company’s 2012 Annual Meeting of Stockholders as a nominee for director.  Mr. Baird has been named to the Audit Committee of the Board effective November 3, 2011.  There are no arrangements or understandings between Mr. Baird and any other persons pursuant to which Mr. Baird was elected as a director of the Company.  Mr. Baird has no direct or indirect material interest in any transaction or proposed transactions to which the Company was or is to be a party.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 27, 2011, of National Financial Partners Corp.
99.2	Quarterly Financial Supplement for the period ended September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: October 27, 2011

By:	/s/ Donna J. Blank

Name:	Donna J. Blank
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 27, 2011, of National Financial Partners Corp.
99.2	Quarterly Financial Supplement for the period ended September 30, 2011